As filed with the Securities and Exchange Commission on November 13, 2003

REGISTRATION NO. 333-51240

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 3
TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HORIZON PCS, INC.
(Exact name of registrant as specified in its charter)

_________________

DELAWARE	4812	31-1707839
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

_________________

68 EAST MAIN STREET
CHILLICOTHE, OHIO 45601-0480
(740) 772-8200
(Address, including zip code and
telephone number, including
area code, of registrant’s
principal executive offices)

_________________

MR. WILLIAM A. MCKELL
PRESIDENT AND CHIEF EXECUTIVE OFFICER
HORIZON PCS, INC.
68 EAST MAIN STREET
CHILLICOTHE, OHIO 45601-0480
(740) 772-8200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________

Copies To:
T. Clark Fitzgerald III, Esq.
Donald I. Hackney, Jr., Esq.
Arnall Golden Gregory, LLP
2800 One Atlantic Center
1201 West Peachtree Street
Atlanta, Georgia 30309-3450
(404) 873-8500

_________________

        Approximate date of commencement of proposed sale to the public: Not applicable.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

_________________

        On December 5, 2000, Horizon PCS, Inc., a Delaware corporation (the “Company”), filed its registration statement on Form S-1 (File No. 333-51240) (as amended, the “Registration Statement”) for the purposes of registering (1) the resales of up to 295,000 warrants to purchase shares of the Company’s Class A Common Stock and (2) the issuance and sale by the Company of 3,805,500 shares of the Company’s Class A Common Stock which are initially issuable upon the exercise of the warrants. The Commission declared the Registration Statement effective on March 19, 2001. Since that time and from time-to-time, the Company has filed prospectus supplements and the Registration Statement has been amended by post-effective Amendments Nos. 1 and 2 filed on January 30, 2002 and May 21, 2002, respectively.

        The Company has not issued any of the shares of Class A Common Stock which are registered under the Registration Statement.

        The Company is filing this Post-Effective Amendment No. 3 to withdraw from registration under the Securities Act of 1933, as amended, the warrants to purchase shares of the Company’s Class A Common Stock and the shares of the Company’s Class A Common Stock registered by the Registration Statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chillicothe, State of Ohio, on the 13th day of November, 2003.

HORIZON PCS, INC.

By: /s/ William A. McKell
William A. McKell Chairman of the Board, President, and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to Registration Statement has been signed by the following person in the capacities and on the dates indicated.

November 13, 2003
Name	Title	Date

/s/ William A. McKell -------------------------------------- William A. McKell	Chairman of the Board, President And Chief Executive Officer (Principal Executive Officer)	November 13, 2003

/s/ Peter M. Holland -------------------------------------- Peter M. Holland	Chief Financial Officer; Director (Principal Financial and Accounting Officer)	November 13, 2003

* -------------------------------------- Thomas McKell	Director	November 13, 2003

* -------------------------------------- Lonnie D. Pedersen	Director	November 13, 2003

*By: /s/ Peter M. Holland -------------------------------------- Peter M. Holland Attorney-in-Fact		November 13, 2003